UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01.	Regulation FD Disclosure.

On June 20, 2024, Morningstar, Inc., an Illinois corporation (“Morningstar”) and AssetMark, Inc., a California corporation and wholly owned subsidiary of AssetMark Financial Holdings, Inc. ("AssetMark") issued a joint press release announcing the entry into an Asset Purchase Agreement, pursuant to which AssetMark will acquire all of the client advisory agreements associated with Morningstar’s U.S. turnkey asset management platform, on the terms and conditions contained therein (the “Transaction”). A copy of the joint press release and questions and answers regarding the Transaction (“Investor Q&A”) are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference and shall be deemed furnished and not filed for purposes of this Current Report on Form 8-K.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K, including the document incorporated by reference herein, contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995, including statements regarding the Transaction. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "consider,” “estimate,” “forecast,” “future,” “goal,” “designed to,” “maintain,” “may,” “objective,” “ongoing,” “could,” “expect,” “intend,” “plan,” “possible,” “potential,” “anticipate,” “believe,” “predict,” “continue,” “strategy,” “strive,” “will,” “would,” "determine," "evaluate," or the negative thereof, and similar expressions. These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others:

•	failing to close, or achieve the anticipated economic or other benefits of, the Transaction on a timely basis or at all;

•	failing to maintain and protect our brand, independence, and reputation;

•	failure to prevent and/or mitigate cybersecurity events and the failure to protect confidential,

•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, environmental, social, and governance (ESG), and index businesses;

•	failing to innovate our product and service offerings or anticipate our clients’ changing needs;

•	the impact of artificial intelligence (AI) and related new technologies on our business, legal, and regulatory exposure profile and reputation;

•	failure to detect errors in our products or failure of our products to perform properly due to defects, malfunctions or similar problems;

•	failing to recruit, develop, and retain qualified employees;

•	prolonged volatility or downturns affecting the financial sector, global financial markets, and the global economy and its effect on our revenue from asset-based fees and credit ratings business;

•	failing to scale our operations and increase productivity in order to implement our business plans and strategies;

•	liability for any losses that result from errors in our automated advisory tools or errors in the use of the information and data we collect;

•	inadequacy of our operational risk management, business continuity programs and insurance coverage in the event of a material disruptive event;

•	failing to efficiently integrate and leverage acquisitions and other investments, which may not realize the expected business or financial benefits, to produce the results we anticipate;

•	failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world;

•	liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products;

•	the potential adverse effect of our indebtedness on our cash flows and financial and operational flexibility;

•	challenges in accounting for tax complexities in the global jurisdictions we operate in could materially affect our tax obligations and tax rates; and

•	failing to protect our intellectual property rights or claims of intellectual property infringement against us.

A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Reports on Form 10-K and 10-Q. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information, future events, or otherwise, except as may be required by law. You are advised to review any further disclosures we make on related subjects, and about new or additional risks, uncertainties, and assumptions in our future filings with the SEC on Forms 10-K, 10-Q, and 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit No.	Description

99.1	Joint Press Release, dated as of June 20, 2024

99.2	Investor Q&A, dated as of June 20, 2024

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 20, 2024	By:	/s/ Jason Dubinsky
	Name:	Jason Dubinsky
	Title:	Chief Financial Officer

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